Exhibit 99.1

FOR IMMEDIATE RELEASE

UTEK Corporation Reports Financial Results for Quarter Ended March 31, 2007

Tampa, FL — (BUSINESS WIRE) – May 4, 2007 — UTEK Corporation (AMEX & LSE-AIM: UTK) today announced financial results for the three months ended March 31, 2007.

Results of Operations

For the quarter ended March 31, 2007, income from operations (revenue) was $7,947,771 as compared to $11,807,006 for March 31, 2006. Net income from operations for the quarter ended March 31, 2007 was $2,233,391, as compared to $3,609,574 for the quarter ended March 31, 2006. Approximately 88% and 90% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarters ended March 31, 2007 and 2006, respectively.

The net increase (decrease) in net assets from operations (including net income from operations and realized and unrealized gains and losses on investments) was ($406,569) or ($0.05) per weighted average diluted share outstanding for the quarter ended March 31, 2007, as compared to $5,557,126, or $0.65 per weighted average diluted share outstanding for the year ended March 31, 2006.

The value of the Company’s investment portfolio was $37,461,628 at March 31, 2007, as compared to $37,879,023 at December 31, 2006. Net asset value per common share outstanding decreased to $5.69 at March 31, 2007, from $5.71 at December 31, 2006.

Liquidity and Financial Condition

The Company ended the quarter with cash, cash equivalents and US Treasuries of $11,883,805, total assets of $52,646,355 and net assets of $50,973,450. Equity monetization for the quarter was $653,533. The Company had no long-term debt outstanding at March 31, 2007.

Weighted average diluted shares outstanding were 8,938,565 and 8,506,471 for the quarters ended March 31, 2007 and 2006, respectively.

Overview

During Q1 2007 we completed 8 technology transfers valued at $6.7 million in which we had technology transfer expenses of $1.3 million. This compares with 6 technology transfers completed during Q1 of 2006, valued at $10.2 million with expenses of $2.6 million. Both the number and magnitude of individual technology transfers can vary from quarter to quarter.

During the first quarter UTEK had a significant increase in the number of active strategic alliance clients. As of May 4, 2007 we had 49 strategic alliance clients who have engaged us to search for new university discoveries to enhance their business. We added 22 new strategic alliance agreements in Q1 of this year vs. 4 in Q1 of 2006.

To meet the growing demand for university technology acquisitions, UTEK has compiled what it believes to be the world’s largest searchable database of technologies available for license from universities and research laboratories worldwide. The database currently contains more than 40,000 intellectual property listings from approximately 2,000 institutions worldwide. This new search engine and proprietary database enables us to conduct a faster, more thorough initial search for technologies that match our clients’ needs as well as to more closely monitor new discoveries that may enter the pipeline at any time during a client engagement.

Clifford M. Gross, Ph.D., UTEK’s Chairman and CEO stated, “We have made good strides during the first quarter to increase both the number and diversity of our strategic alliance clients. We believe that this growth, combined with the continued expansion of our proprietary database of university discoveries, positions us well for the future.”

Financial Position Information

The following tables contain comparative selected financial data as of March 31, 2007 and December 31, 2006 and for the three month periods ended March 31, 2007 and 2006:

	March 31, 2007	December 31, 2006	Percentage Change
Total investments at value	$37,461,628	$37,879,023	(1%)
Total assets	$52,646,355	$53,040,810	(1%)
Total net assets	$50,973,450	$50,981,162	(0.2%)
Common shares outstanding	8,966,009	8,936,009	0.3%
Net asset value per share	$5.69	$5.71	(0.4%)

Operating Information

	March 31, 2007	March 31, 2006
Income from operations:
Sale of technology rights	$6,701,340	$10,214,930
Consulting and other services	1,046,717	1,353,481
Investment income, net	199,714	238,595

	7,947,771	11,807,006

Expenses:
Acquisition of technology rights	1,303,279	2,624,000
Salaries and wages	969,341	693,618
Professional fees	321,947	281,426
Sales and marketing	631,979	809,173
General and administrative	831,809	1,376,494
Goodwill impairment	33,030	234,940

	4,091,385	6,019,651

Income before income taxes	3,856,386	5,787,355
Provision for income taxes	1,622,995	2,177,781

Net income from operations	2,233,391	3,609,574

Net realized and unrealized gains (losses):
Net realized gains (losses) on investments, net of income tax expense of ($662,240) and $230,828 for 2007 and 2006, respectively	(1,097,632)	382,586

Change in unrealized appreciation (depreciation) of investments, net of deferred tax expense (benefit) of ($930,540) and $944,199 for 2007 and 2006, respectively	(1,542,328)	1,564,966

Net increase (decrease) in net assets from operations	($406,569)	$5,557,126

Conference Call at 10:00 a.m. EDT on Friday, May 4, 2007

UTEK will hold a live conference call at 10:00 a.m. EDT to discuss its first quarter 2007 results. All interested parties are invited to attend the conference call.

Conference call dial-in numbers:

•	US & Canada: 888-889-2497

•	UK: 0-800-032-3836

•	Other international callers: 973-935-8515

•	Please reference conference ID# 8756461

About UTEK Corporation

UTEK® is a specialty finance company focused on technology transfer. UTEK’s services enable companies to acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B®. In addition, UTEK offers companies the tools to search and analyze university intellectual properties. UTEK is a business development company with operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filings with the Securities and Exchange Commission.

Contacts:
UTEK Corporation
USA:
Tania Bernier
813-754-4330 x 223
UK:
Bankside Consultants
Steve Liebmann or Simon Bloomfield
+ 44 (0) 20-7367-8883